UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 21, 2012, Mylan Pharmaceuticals Inc. (“MPI”), a wholly-owned subsidiary of Mylan Inc. (the “Company”), entered into a $300,000,000 accounts receivable securitization facility pursuant to (i) a Purchase and Contribution Agreement, between MPI and Mylan Securitization LLC, a wholly-owned special purpose subsidiary of MPI (the “SPV”), and (ii) a Receivables Purchase Agreement, among the SPV, as seller, MPI, as originator and servicer, certain conduit purchasers, committed purchasers and letter of credit issuers from time to time party thereto (collectively, the “Purchasers”), certain purchaser agents from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent (the “Agent”). The Company agreed to enter into a performance guarantee with respect to the obligations of MPI under these agreements.

Under the Purchase and Contribution Agreement, MPI will sell, on an ongoing basis, certain accounts receivable, certain related assets and the right to the collections on those accounts receivable to the SPV. Once sold to the SPV, the accounts receivable, related assets and rights to collection described above will be separate and distinct from MPI’s own assets and will not be available to MPI’s creditors should MPI become insolvent. The servicing, administration and collection of the accounts receivable will be conducted by MPI, as servicer. Under the terms of the Receivables Purchase Agreement, the SPV may, from time to time, obtain up to $300,000,000 (in the form of cash or letters of credit for the benefit of MPI) from the Purchasers through the sale of its interest in such receivables, related assets and collections. The size of the accounts receivable securitization facility may be increased from time to time, upon request by the SPV and with the consent of the purchaser agents and the Agent, up to a maximum of $500,000,000. Purchases under the Receivables Purchase Agreement will be repaid as accounts receivable are collected, with new purchases being advanced as new accounts receivable are originated by MPI and sold to the SPV, with settlement occurring monthly. The SPV has the option to reduce the commitments under the Receivables Purchase Agreement. The SPV’s assets have been pledged to the Agent in support of its obligations under the Receivables Purchase Agreement. Any amounts outstanding under the facility will be recorded as a secured loan and the receivables underlying any borrowings will continue to be included in accounts receivable, net, in the Consolidated Balance Sheets of the Company. The accounts receivable securitization facility has a term of three years.

The Receivables Purchase Agreement contains various customary affirmative and negative covenants and also contains customary default and termination provisions, which provide for acceleration of amounts owed under the Receivables Purchase Agreement upon the occurrence of certain specified events, including, but not limited to, failure by the SPV to pay interest and other amounts due, defaults on certain indebtedness, certain judgments, change in control, certain events negatively affecting the overall credit quality of transferred accounts receivable, bankruptcy and insolvency events.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.01 with respect to the Company’s guarantee of the obligations of MPI under Purchase and Contribution Agreement and Receivables Purchase Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On February 21, 2012, Mylan Inc., a Pennsylvania corporation (“Mylan” or the “Company”) is hosting an investor meeting in New York, during which it is providing its strategic vision for 2012 and beyond. As part of this, Mylan is presenting its financial guidance for 2012, reaffirming its growth targets for 2013, and outlining the key drivers for the Company’s continued long-term growth beyond 2013. The discussion topics will include those described below.

Mylan’s 2012 financial guidance includes adjusted diluted earnings per share of between $2.30 and $2.50, which would represent 18% growth over 2011 at the midpoint of the range. The Company’s guidance range for 2012 revenue is $6.8 billion to $7.2 billion, representing 14% annual growth at the midpoint of the range. Mylan is currently targeting adjusted diluted earnings per share of $6.00 in 2018, with opportunities already in house, including the initiatives described below.

Mylan anticipates that its growth will continue in 2012, driven by the anticipated launch of approximately 650 global products, including more than 100 in the U.S. with brand sales of more than $40 billion, according to IMS Health data. The Company intends to continue to broaden its geographic footprint and to expand its presence in India by launching a commercial business there during the first half of 2012.

The Company notes that other anticipated key drivers in 2012 include the continued growth of Mylan Specialty, led by its EpiPen® Auto-Injector franchise, and the continued strong performance of its core generics business, particularly in the U.S.

Mylan expects adjusted EBITDA to be in the range of $1.75 billion to $1.95 billion. The guidance range with respect to adjusted operating cash flows is $900 million to $1.0 billion, with capital expenditures expected to be between $300 million and $400 million. These expenditures relate primarily to planned expansions including those with respect to the recently acquired injectable and respiratory platforms.

A full listing of the Company’s financial guidance for 2012, on an adjusted basis, along with the significant foreign currency exchange rates used in preparing the guidance, is detailed below:

(in millions, except EPS, %’s and exchange rates)
Adjusted Metrics

Total Revenue	$6,800 - $7,200
Gross Profit Margin	48% - 50%
SG&A as % of Total Revenue	18% - 20%
R&D as % of Total Revenue	5.5% - 6.5%
EBITDA	$1,750 - $1,950
Net Income	$1,000 - $1,100
Diluted EPS	$2.30 - $2.50
Operating Cash Flow	$900 - $1,000
Interest Expense	$245 - $265
Capital Expenditures	$300 - $400
Tax Rate	26% - 27%
Avg Diluted Shares Outstanding	430 - 440

Key Exchange Rates Used for 2012 Guidance
Australian Dollar ($ / AUD)	1.02
British Pound ($ / GBP)	1.57
Canadian Dollar (CAD / $)	1.01
Euro ($ / EUR)	1.35
Indian Rupee (INR / $)	48.00
Japanese Yen (JPY / $)	77.69

Mylan reaffirms its target of $2.75 of adjusted diluted earnings per share in 2013, representing annual growth of 15% (from the midpoint of its 2012 range), and updates its 2013 revenue target to $7.5 billion.

Mylan anticipates more than $1.0 billion of revenue in 2013 from 2012 and 2013 new product launches. Additionally, the Company anticipates acceleration of its global Institutional business, continued growth in its Specialty business, and further geographic expansion of its Antiretroviral (ARV) business, all of which Mylan expects will help drive its 2013 performance. The Company also sees continued opportunities for margin expansion as it continues to reduce its costs and apply operational best practices across its organization.

Mylan will outline the following key drivers of its long-term growth in 2013 and beyond and state its commitment to achieving double-digit earnings growth beyond 2013.

•

Leverage existing platform: Mylan will continue to invest significantly in its existing platform and from 2013 through 2016 expects to spend an additional approximate $2.0 billion in research and development and $1.4 billion on capital expenditures, to increase its annual manufacturing capacity to in excess of 82 billion doses. Mylan also anticipates realizing the benefit of the strength of its global supply chain, as enhanced regulatory scrutiny places a greater premium on supply chain integrity and reliability of supply.

•

Portfolio diversity: Mylan anticipates significant continued growth in its product portfolio, both through leveraging existing capabilities and through expansion into new therapeutic categories and dosage forms. Mylan has a proven track record of success in securing new product approvals. In 2012, Mylan expects to market over 4,700 products and this number is expected to increase to over 6,700 products by 2015.

•

Biogenerics: Generic biologics represent the next significant area of growth for the generics industry. Mylan brings strong legal, technical and regulatory capabilities to this area and has entered into a strategic collaboration with Biocon to develop a biogenerics portfolio. In addition, Mylan is building upon its internal technical development and manufacturing capabilities.

•

Respiratory: Mylan is developing novel respiratory products and delivery systems in the high-growth, limited competition respiratory area. It is targeting the launch of an AB-rated generic version of Advair® Diskus in the EU and Japan in the second half of 2015 and in the U.S. in the second half of 2016. Advair is used to treat asthma and chronic obstructive pulmonary disorder (COPD).

•	Neurology: Mylan anticipates launching its generic version of Copaxone®, used to reduce episodes of symptoms in patients with relapsing-remitting multiple sclerosis, in the second half of 2013.

•

Mylan Institutional: Mylan aims to position its Institutional business as a leader in injectables and is anticipating that it will become a $1.0 billion franchise by 2016 through manufacturing expansion, broadening of internal capabilities, portfolio expansion and differentiation, and growth in existing brands. The company believes it will be capable of manufacturing 100 million units by 2016, from 11 million units today.

•

Antiretrovirals (ARVs) growth: Mylan is a leader in ARV active pharmaceutical ingredients (API) and finished dosage forms (FDF), with a market share of approximately one-third in access markets. Mylan anticipates CAGR of 13% in its ARV business from 2011-2016 driven by geographic expansion, launch of innovative new products, increased access to treatment and changes in treatment protocol to provide treatment earlier upon diagnosis.

•

Increased generic utilization: Given the low generic utilization rates in many parts of the world, particularly much of Europe, Middle East and Africa (collectively, “EMEA”), in comparison to markets such as the U.S., Mylan sees significant opportunities for greater use of generic drugs as governments seek to reduce healthcare spend. Given Mylan’s position in countries with relatively low generic utilization, the company is well-positioned to benefit from increased use of generic drugs. Mylan believes that every ten percentage point increase in generic utilization in these markets would result in approximately $300 million of incremental revenue to Mylan.

•

Geographic expansion: Mylan intends to continue to expand its geographic footprint and drive growth from entry into new markets. For instance, Mylan intends to launch a commercial business in India and expects this business to begin contributing to revenue and earnings in 2013. Mylan also continues to evaluate opportunities in growing regions including China, Latin America and Central and Eastern Europe.

•

Mylan Specialty: Mylan anticipates continued growth from its specialty business, particularly from its EpiPen® Auto-Injector franchise. Only 7% of the population at risk for anaphylaxis is currently being served and Mylan, in partnership with Pfizer, is investing in efforts to drive greater awareness for anaphylaxis to expand the size of the market served. Mylan also intends to expand its portfolio of specialty products and is targeting launch of its COMBO product for the treatment of COPD in 2015. Mylan will continue to seek to add additional products to its specialty portfolio in order to leverage its strong existing sales and marketing infrastructure and industry expertise.

•

Global Policy: Mylan has and will continue to take a leadership role in the industry in order to drive policy changes that enhance access to high quality medicine and support the company’s mission and business objectives.

•

COGS optimization: Mylan has and will continue to benefit from being vertically integrated as it allows the Company to control costs at each point in its globally integrated supply chain. Mylan is one of the only fully vertically integrated global pharmaceutical companies. It has production capabilities in API and FDF, across numerous delivery platforms such as solid, oral dosage, injectables and transdermals, as well as in-house packaging. Mylan’s successful repatriation of many formerly outsourced products results in a greater percentage of costs being internally managed and controlled.

•

Financial Flexibility: Mylan has achieved an optimal capital structure, with ample financial flexibility. The company will continue to evaluate potential transactions which would enhance or augment its product portfolio or geographic footprint. In doing so, Mylan will be sensitive to its committed growth in earnings and would consider short-term leveraging only. As such, the financial parameters in which such transactions must fit include remaining within the current credit facility limitations and being accretive to earnings.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Item 7.01 includes statements that constitute “forward-looking statements,” including with regard to, among other things, the company’s future operations, its earnings expectations, its growth targets and anticipated product launches. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges, risks and costs inherent in business integrations and in achieving anticipated synergies; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the company’s business; uncertainties and matters beyond the control of management; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures in accordance with GAAP and related standards. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. In addition, please refer to the cautionary statements and risk factors set forth in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, and in its other filings with the SEC. The forward-looking statements herein are qualified by those cautionary statements and risk factors. The company undertakes no obligation to update statements herein for revisions or changes after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: February 21, 2012	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer